Tidal Trust III 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 197 and Amendment No. 200, to the Registration Statement on Form N-1A of VistaShares Space Supercycle ETF, VistaShares Robotics Supercycle ETF and VistaShares Defense Supercycle ETF, each a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

July 12, 2026